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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Pre-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc, and Wyndham International, Inc. of our report dated March 7, 1997 except for note 12 as to which the date is October 7, 1997 on our audit of the Financial Statements of SCP (Buttes), Inc., as of and for the year ended December 31, 1996, included in the Current Report on Form 8-K/A No. 1 of Patriot American Hospitality Operating Company dated September 30, 1997.

                                                    /s/ Coopers & Lybrand L.L.P.

Phoenix, Arizona
May 4, 1998